SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              The Andersons, Inc.
            (Exact name of registrant as specified in its charter)


               Ohio                                      34-1562374
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

                             480 West Dussel Drive
                              Maumee, Ohio 43537
         (Address, including zip code, of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                  Name of each exchange on which
    to be so registered                  each class is to be registered

      Not applicable                           Not applicable

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ].

Securities to be registered pursuant to 12(g) of the Act: Common Shares, no par value per share

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

        The description of the Common Shares, included under the caption "Description of the Common Shares" in the Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4 (File No. 33-58963) filed with the Securities and Exchange Commission (the "Commission") on September 26, 1995 is hereby incorporated by reference. In addition, the description of the Common Shares, included under the caption "Description of the Common Shares" in any Joint Proxy Statement/Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

        1. Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.3 of the Registrants Registration Statement on Form S-4 (File No. 33-58963).

        2. Code of Regulations of the Registrant (Incorporated by reference to Exhibit 3.4 of the Registrants Registration Statement on Form S-4 (File No. 33-58963).

        3. Specimen Common Share Certificate (Incorporated by reference to Exhibit 4.1 of the Registrants Registration Statement on Form S-4 (File No. 33-58963).


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         The Andersons, Inc.

                                         By:   /s/ Beverly J.  McBride
                                         Name:  Beverly J.  McBride
                                         Title: General Counsel


Date: October 19, 1995